Exhibit 99.1

U. S. Steel Media Relations T - (412) 433-1300 E - media@uss.com	NEWS RELEASE

For Immediate release

United States Steel’s Board of Directors
“Corrects the Record” on Transaction with
Nippon Steel
The all-cash offer delivers significant value for investors and provides job security, growth and opportunity for employees, communities and other stakeholders.

PITTSBURGH May 21, 2024 – The Board of Directors of U. S. Steel (NYSE: X) today published a letter in response to the “long-running misinformation campaign” regarding the pending all-cash transaction with Nippon Steel Corporation (NSC).

Citing the imperative to “correct the record,” the letter outlines multiple benefits of NSC’s investment in U. S. Steel. The full text of the letter is below and also on https://www.bestdealforamericansteel.com:

Dear U. S. Steel Investors, Employees, Stakeholders and Other Interested Parties,

It is not often that the full Board of Directors releases a communication to stakeholders outside of significant breaking news, but unfortunately, we have found ourselves in the midst of a long-running misinformation campaign targeting our company, our investors, our employees and our business partners. For that reason, we must correct the record.

As has been disclosed and widely reported on, following a robust and lengthy strategic alternatives review process, we approved an all-cash transaction with Nippon Steel Corporation (NSC). The transaction delivers significant value for our investors, as was validated by their overwhelming approval on April 12. It also importantly provides job security, growth and opportunity for our employees, our communities and other stakeholders. It’s a clear win-win-win.

©2024 U. S. Steel. All Rights Reserved	www.ussteel.com	United States Steel Corporation

NEWS RELEASE

The investment by NSC has been under attack since day one by one of our competitors and unsuccessful bidder – Cleveland-Cliffs – who have been sowing misinformation to our stakeholders in a relentless and unbridled effort to derail the transaction. While Cleveland-Cliffs is pushing false rumors to influence the market into believing we are working to unwind the transaction, nothing could be further from the truth. Both NSC and U. S. Steel remain as fully committed as ever to completing the transaction that will protect and grow U. S. Steel for generations to come, bolster competition and innovation in the American steel industry for the benefit of American consumers and enhance U.S. national security.

Cleveland-Cliffs participated in our strategic review process as a bidder and potential partner. Throughout the process, we – the Board, our management team and advisors – engaged respectfully and fairly with Cleveland-Cliffs. Their offers and the corresponding risks and benefits were comprehensively assessed and considered. In the end, the NSC transaction was superior and offered the most value. The Board found that the significant antitrust approval risk and associated valuation implications from a deal with Cleveland-Cliffs, among other risks, made their cash and stock proposal inferior to the higher, all-cash offer presented by NSC. Those antitrust and divestiture risks have subsequently been confirmed by multiple, independent sources1.

As a reminder, the NSC investment in U. S. Steel has the following benefits, which are verifiable and have been endorsed by third parties:

o	Pro-Competitive: By transacting with a partner who has a limited U.S. footprint, the transaction ensures that the American steel industry will remain competitive for both our customers and employees, in addition to the unions who negotiate to advance the interests of their members.2+3
o	Pro-National Security: This transaction will provide investment into the United States from one of our closest allies, enhancing our industrial base and supply chain resiliency and creating a stronger steel industry in the United States to combat the challenges from our common competitors in China and the deleterious impact from their excess capacity.[4]

1 https://www.wsj.com/business/inside-the-steel-deal-that-has-biden-on-edge-b8dcc44c

2 https://www.autosinnovate.org/posts/letters/Auto%20Innovators%20Letter%20to%20Congress%20on%20Cleveland-Cliffs%20U.S.%20Steel%20October%202023.pdf

3 https://www.autosinnovate.org/association-update/Alliance%20for%20Automotive%20Innovation%20Letter%20to%20NEC%20on%20U.S.%20Steel%20-%20March%202024.pdf

4 https://www.newsweek.com/believe-it-not-sale-us-steel-good-american-industry-opinion-1856263

©2024 U. S. Steel. All Rights Reserved	www.ussteel.com	United States Steel Corporation

NEWS RELEASE

o	Pro-Employee: The transaction is a positive for employees, as NSC has committed to continuity for our employees with the assumption of the labor agreements, no change in compensation and benefits for unionized employees and retirees, no change in operating footprint, financial backing and guarantees that do not exist today supporting all USW agreements for active employees and retirees, and providing new investment from a larger reserve of capital.
o	Pro-Community: NSC has committed to maintain and expand the U.S. headquarters in Pennsylvania, and to contribute new capital and technological advances to U. S. Steel to support jobs and increase operating efficiency at our integrated steel facilities across the United States. These commitments will ensure that U. S. Steel will continue as a contributor to the overall livelihood of the communities where we all work and live.

We are pleased to have received the overwhelming support of our stockholders, as well as approval by the vast majority of the needed foreign regulators. However, we also know we have more to do to get to the finish line and see these benefits come to fruition. That’s why our management team continues to engage with our employees and community leaders. We are committed to an ongoing and open dialogue to ensure our stakeholders are informed so they can make their own decisions and not fall prey to misinformation.

Following the closing of the transaction with NSC, the introduction of NSC’s advanced technologies will enhance the competitiveness of the NAFR business and improve our blast furnace technology. In the meantime, our team will continue to do what it does best – operate safely and with integrity. Our strategic projects continue to progress, most recently with the direct reduced iron-grade pellet line at our Minnesota Ore Operations at Keetac that provides for sustainable steel production, our galvanizing line at Big River Steel in Arkansas which will serve the growing construction markets, and Big River 2, our state-of-the-art mini mill nearing completion later this year.

For all the reasons noted above, this is not only the best deal for U. S. Steel and its stockholders, but also for our employees, the communities in which we operate, our customers, U.S. national security and the American economy overall. We look forward to closing in the second half of this year and moving forward together with NSC as the “Best Steelmaker with World-Leading Capabilities.”

Thank you for your continued interest in U. S. Steel.

The United States Steel Corporation Board of Directors

©2024 U. S. Steel. All Rights Reserved	www.ussteel.com	United States Steel Corporation

NEWS RELEASE

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains information regarding the Company and NSC that may constitute “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws, that are subject to risks and uncertainties. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “plan,” “goal,” “future,” “will,” “may” and similar expressions or by using future dates in connection with any discussion of, among other things, statements expressing general views about future operating or financial results, operating or financial performance, trends, events or developments that we expect or anticipate will occur in the future, anticipated cost savings, potential capital and operational cash improvements and changes in the global economic environment, the construction or operation of new or existing facilities or capabilities, statements regarding our greenhouse gas emissions reduction goals, as well as statements regarding the proposed transaction, including the timing of the completion of the transaction. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements include all statements that are not historical facts, but instead represent only the Company’s beliefs regarding future goals, plans and expectations about our prospects for the future and other events, many of which, by their nature, are inherently uncertain and outside of the Company’s or NSC’s control. It is possible that the Company’s or NSC’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management of the Company or NSC, as applicable, believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. In addition, forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s or NSC’s historical experience and our present expectations or projections. Risks and uncertainties include without limitation: the ability of the parties to consummate the proposed transaction on a timely basis or at all; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement and plan of merger relating to the proposed transaction (the “Merger Agreement”); the risk that the parties to the Merger Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock or NSC’s common stock or American Depositary Receipts; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company or NSC to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and the risk the pending proposed transaction could distract management of the Company. The Company directs readers to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and Form 10-K for the year ended December 31, 2023, and the other documents it files with the SEC for other risks associated with the Company’s future performance. These documents contain and identify important factors that could cause actual results to differ materially from those contained in the forward-looking statements.

###

2024-020

About U. S. Steel

Founded in 1901, United States Steel Corporation is a leading steel producer. With an unwavering focus on safety, the Company’s customer-centric Best for All® strategy is advancing a more secure, sustainable future for U. S. Steel and its stakeholders. With a renewed emphasis on innovation, U. S. Steel serves the automotive, construction, appliance, energy, containers, and packaging industries with high value-added steel products such as U. S. Steel’s proprietary XG3® advanced high-strength steel. The Company also maintains competitively advantaged iron ore production and has an annual raw steelmaking capability of 22.4 million net tons. U. S. Steel is headquartered in Pittsburgh, Pennsylvania, with world-class operations across the United States and in Central Europe. For more information, please visit www.ussteel.com.

©2024 U. S. Steel. All Rights Reserved	www.ussteel.com	United States Steel Corporation